Exhibit 8.2




                                      October 5, 1994




Chrysler Financial Corporation        Chrysler Credit Corporation
27777 Franklin Road                   27777 Franklin Road
Southfield, Michigan 48034            Southfield, Michigan  48034

U.S. Auto Receivables Company
27777 Franklin Road
Southfield, Michigan 48034

Gentlemen:

     Re:  Registration Statement on Form S-3 relating to
          $3,000,000,000 of Auto Loan Asset-Backed
          Certificates to be Issued by CARCO Auto Loan
          Master Trust (the "Registration Statement")


     I am Vice President and General Counsel of U.S. Auto Receivables Company, a Delaware corporation, as seller (the "Seller"), Chrysler Financial Corporation, a Michigan corporation ("CFC"), Chrysler Credit Corporation, a Delaware corporation, as servicer (the "Servicer") and Chrysler Auto Receivables Company, a Delaware corporation, in connection with (a) the transfer and assignment of certain loans of automotive dealers (the "Receivables") by the Seller to Manufacturers and Traders Trust Company, as trustee (the "Trustee") for the CARCO Auto Loan Master Trust (the "Trust"), formed pursuant to the Pooling and Servicing Agreement dated as of May 31, 1991 (as amended and supplemented, the "Pooling and Servicing Agreement") among the Seller, the Servicer and the Trustee, in exchange for Auto Loan Asset Backed Certificates (the "Certificates") evidencing a fractional undivided interest in the Trust. As described in the Registration Statement, the Certificates will be issued from time to time by the Trust in series. With respect to each series, the Certificates will be issued pursuant to a supplement to the Pooling and Servicing Agreement and the Certificates will be sold from time to time pursuant to certain underwriting agreements between the Seller and various underwriters named therein.

     I am admitted to the State Bar of Michigan and I express no opinion as to the laws of any other jurisdiction except to the extent specifically referred to herein.

     I hereby confirm that the statements set forth in the Prospectus forming a part of the Registration Statement under the caption "Certain Tax Matters -- State and Local Tax Consequences" accurately describe the material Michigan tax consequences to holders of the Certificates.

     I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me in the Prospectus included in the Registration Statement.

                                   Very truly yours,



                                   /s/ Allan L. Ronquillo
                                   ----------------------
                                   Allan L. Ronquillo
                                   Vice President and
                                   General Counsel

/mr


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